Exhibit 10.28

IRREVOCABLE LETTER OF CREDIT REIMBURSEMENT
AGREEMENT

$500,000.00	Louisville, Kentucky

No.: 25807102	August 27, 2019

THIS IRREVOCABLE LETTER OF CREDIT REIMBURSEMENT AGREEMENT (the "Agreement") is made as of August 27, 2019 (the "Effective Date") between UNIFUND CCR, LLC, an Ohio limited liability company (herein "Borrower") and REPUBLIC BANK & TRUST COMPANY, a Kentucky banking corporation (herein "Lender"), with an address of 601 West Market Street, Louisville, Kentucky 40202.

WHEREAS, Borrower has requested Lender to issue, for the benefit of WESTERN SURETY COMPANY (herein "Beneficiary"), an irrevocable standby letter of credit for a sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00); and

WHEREAS, Lender has agreed to issue, for the benefit of Beneficiary, that certain Letter of Credit of even date herewith in the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the "Letter of Credit"), subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, the Borrower and Lender hereby agree as follows:

1.	Letter of Credit. Lender hereby acknowledges and agrees that it has issued, for the benefit of Beneficiary, the Letter of Credit, which drafts thereon shall be honored by Lender, subject to the terms and conditions contained in the Letter of Credit. Each draft shall be presented to Lender and shall be accompanied by (a) the original Letter of Credit (along with originals of all amendments thereto); and (b) a statement signed by an officer of Beneficiary stating that the funds will be used for a suitable purpose, as determined by Lender.

2.	Expiration Date. The Letter of Credit shall expire upon the close of business on August 27, 2020, or any extended expiration date as provided in the Letter of Credit, and all drafts and accompanying statements or documents must be presented to Lender on or before that time (the "Expiration Date"),

3.	Use Restrictions. Only Beneficiary may complete a draft and accompanying statements or documents required by the Letter of Credit and make a draw under the Letter of Credit. Partial draws are permitted under the Letter of Credit. Lender's honor of a partial draw shall correspondingly reduce the amount of credit available under the Letter of Credit. Following a partial draw, Lender shall return the original Letter of Credit to Beneficiary with the partial draw noted thereon; in the alternative, and in its sole discretion, Lender may issue a substitute Letter of Credit to Beneficiary in the amount shown above, less any partial draw(s). Lender shall be fully discharged of its obligations under the Letter of Credit once the full amount of credit available has been drawn.

4.	Reimbursement. As to demands for payment, deferred payment or acceptance under or appearing to be under the Letter of Credit (each a "Demand") that are payable in United States currency, reimbursement shall be made by the Borrower to the Lender, at Lender's issuing office, ON DEMAND, in immediately available United States legal tender, in the amount paid on such draft or other Demand, or, if so demanded, in advance in the amount required to pay such Demand.

5.	Interest. Interest will accrue on any amount advanced under the Letter of Credit at a variable rate of interest equal to the "Prime Rate." Notwithstanding the foregoing, the interest rate charged shall never be less than five and one quarter of one percent (5.25%). "Prime Rate" means, for any day, the highest rate of interest listed under "Prime Rate" as published in the section of The Wall Street Journal entitled "Money Rates" or if such rate is not published in The Wall Street Journal, then in such other reputable publication as shall be designated by Lender, it being understood and agreed that such rate shall not necessarily be the lowest rate then offered by Lender to substantial and credit worthy borrowers. All interest shall be calculated on a 365/360 interest accrual basis for the actual number of days any Demand or any part thereof remains unpaid. The amount of any payment shall first be applied to the payment of accrued interest which is due.

6.	Fees. Borrower agrees to pay to the Lender, ON DEMAND any and all charges, expenses, and legal fees paid or incurred by the Lender in connection with the Letter of Credit. Borrower hereby authorizes Lender to debit its account for such charges, expenses and legal fees and holds Lender harmless if any such withdrawal is dishonored or refused as a result of a debit pursuant to this authorization. In addition, the Letter of Credit shall be subject to an annual fee of one percent (1%) of the stated amount.

7.	Late Charge. Any installment or other payment not made within ten (10) days of the date such payment or installment is due shall be subject to a late charge equal to $50.00 or five percent (5%) of the amount of the installment or payment, whichever is greater (herein the "Late Charge"). Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. The Late Charge is imposed for the purpose of defraying Lender's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by Lender of any rights and remedies hereunder, under any related loan documents, or under applicable laws, and fees and expenses of any agents or attorneys which Lender may employ.

8.	Prohibition of Transferring Material Assets and Accurate Financial Statements. As a material inducement to Lender making the Letter of Credit, Borrower covenants and agrees that (a) the most recently delivered financial statements to Lender accurately reflect all of its material assets ("Assets") in the amounts and percentages listed on each of its financial statements; (b) the Assets listed on the financial statements delivered to Lender are directly owned by Borrower and if such Assets are owned by a trust or another entity it is so noted; and (c) during the remaining term of the loan, the Collateral (as hereafter defined) shall not be transferred to another person, entity, or trust without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

9.	Ownership. Borrower shall not permit any material change in its control.

10.	Security. The prompt payment of all of Borrower's obligations and liabilities under the Letter of Credit are secured by a Security Agreement of even date herewith (herein the "Security Agreement" or "Security Documents"), which shall convey to Lender a first priority security interest a certain deposit account of Borrower, maintained with Lender.

11.	Primary Deposits. Borrower shall maintain its primary business depository account at Lender for the life of the Letter of Credit.

12.	Financial Reporting. Borrower shall deliver, upon request by Lender, such financial information for Borrower, as reasonably requested by Lender.

13.	Default. The following shall constitute an "Event of Default":

13.1	Payment Default. Failure to pay any installment due hereunder when due.

13.2	Other Breaches. A breach of any of the covenants, conditions or undertakings of Borrower and under the terms of the Letter of Credit, this Agreement, the Security Documents, the Commitment Letter or any related loan document.

13.3	Dissolution or Bankruptcy. The dissolution, liquidation or termination of existence of Borrower or any action in bankruptcy, receivership or reorganization is filed by or against Borrower or any assignment for the benefit of or arrangement with creditors is made by Borrower; any judgment or proceeding is entered or brought against Borrower not of a frivolous nature; the insolvency of Borrower. Notwithstanding the foregoing, in any involuntary bankruptcy proceeding, Borrower shall have sixty (60) days within which to obtain a dismissal.

13.4	Assignments or Transfers. The assignment, pledge, transfer, hypothecation or other disposition by Borrower of any proprietary or beneficial interest in the Borrower without Lender's prior written consent.

13.5	Misrepresentation or Bad Faith. A determination by Lender of a material breach of any representation, covenant or warranty made by Borrower or of the existence of any collusion or bad faith by or with the acquiescence of Borrower.

13.6	Cross-Default. A default beyond any applicable grace or cure period under any other note or obligation of Borrower to Lender or any other third party.

13.7	Lender Insecurity. Lender has a good-faith belief that Borrower is unable or will soon be unable to perform its duties under this Agreement, Security Documents, or any other related loan documents.

13.8	Collateral Impairment. Lender has a good-faith belief that Lender's rights in the collateral secured by the Security Documents (the "Collateral") are or will soon be impaired or that the Collateral itself is or soon will be impaired.

13.9	Change in Control of Borrower. Borrower permits a material change in its control in violation of this Agreement.

13.10	Judgments or Attachments. Borrower incurs any judgment in excess of $50,000.00 that materially affects Borrower's business, financial condition or the Collateral.

13.11	Material Adverse Change. Lender reasonably determines that a material adverse change has occurred with respect to (a) Borrower's financial condition, results of operations, business or prospects, including but not limited to cash flow, liquidity or net worth, (b) Borrower's ability to pay any advances made pursuant to the Letter of Credit in accordance with the terms thereof, or (c) the value of the collateral, or the priority of Lender's lien on any collateral.

Upon the occurrence of an Event of Default, Lender may, at its option, without notice or demand, accelerate the maturity of the obligation evidenced hereby, which obligation shall become immediately due and payable and/or may pursue all remedies provided by law. Borrower agrees to pay, on demand, all out-of-pocket costs and expenses incurred by Lender in the servicing, administration or collection of any indebtedness evidenced by the Letter of Credit, including reasonable attorneys' fees, to the extent permitted by law. Upon the occurrence of an Event of Default, interest shall accrue on the Letter of Credit at a default rate of interest equal the existing rate at the time of default plus four percent (4%), but not more than the maximum rate allowed by law (the "Default Rate").

14.	Right of Setoff. In addition to all liens upon and rights of setoff against the Collateral, given to Lender by law, Lender shall have, with respect to Borrower's obligations to Lender under the Letter of Credit, and other documents executed in connection herewith, and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of Borrower in the Collateral account now or hereafter in the possession of or on deposit with, or in transit to, Lender. Lender shall have no right of setoff against any other deposits, moneys, securities, or other property of Borrower in the possession of or deposit with, or in transit to, Lender. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower upon the occurrence and during the continuance of any Event of Default. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Lender, although Lender may enter such setoff on its books and records at a later time.

15.	Miscellaneous.

15.1	In connection with the issuance of any letters of credit, Borrower shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including payments made by Lender and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any letter of credit to be issued or created for Borrower. Borrower shall be bound by Lender's regulations and good faith interpretations of any letter of credit issued or credited to the Borrower's loan account, although this interpretation may be different from their own; and, neither Lender nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in any letter of credit or of any modifications, amendments or supplements thereto or in issuing or paying any letter of credit

15.2	Notwithstanding any term, provision, condition or covenant contained herein, while any Event of Default exists, Lender shall not be required to issue, and Borrower shall not be entitled to request the issuance of, a letter of credit.

15.3	The Letter of Credit and this Agreement will bind Borrower, Beneficiary, and the successors and assigns of Borrower and Beneficiary, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to the "Borrower," "Beneficiary" and "Lender" will include the respective successors and assigns thereof; provided, however, that Borrower or Beneficiary may not assign the Letter of Credit or this Agreement in whole or in part without the prior written consent of Lender and, upon notice to Borrower, Lender at any time may assign the Letter of Credit in whole or in part (but no assignment by the Lender of less than all of the Letter of Credit will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of the Letter of Credit).

15.4	If any provision of the Letter of Credit or this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision in the Letter of Credit or this Agreement.

15.5	Without limiting the generality of the foregoing, if from any circumstances whatsoever the fulfillment of any provision of the Letter of Credit or this Agreement involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under the Letter of Credit or this Agreement in excess of the limit of such validity and the right to demand any such excess is hereby expressly waived by Lender. As used in this paragraph, "applicable usury statute" and "applicable law" mean such statute and law in effect on the date hereof, subject to any change therein that results in a higher permissible rate of interest

15.6	No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the other document executed in connection herewith or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach or Event of Default or affect any other or subsequent breach or Event of Default of the same or a different nature. No waiver of any breach or Event of Default, nor any modification, waiver, discharge or termination of any provision of the Letter of Credit or this Agreement, nor consent to any departure by Borrower or Beneficiary therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to the Letter of Credit or this Agreement, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower or Beneficiary in any case will entitle Borrower or Beneficiary to any other or further notice or demand in the same or any similar or other circumstance.

15.7	No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder, under the Letter of Credit or any document executed in connection therewith, or now or hereafter existing at law or in equity are cumulative and none of them will be exclusive of the others or of any other right or remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

15.8	If at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of the Letter of CrMit is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower's obligations under the Letter of Credit and this Agreement will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender's rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any termination, cancellation or discharge of the Letter of Credit.

15.9	Time is of the essence in the performance of this Agreement.

15.10	The Letter of Credit and this Agreement shall be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions, and except to the extent such laws are inconsistent with the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 600.

15.11	Lender is not responsible for any impossibility or other difficulty in achieving strict compliance with the requirements of the Letter of Credit and this Agreement. Beneficiary understands and acknowledges that the burden of strictly comply with the wording of the Letter of Credit remains solely upon the Beneficiary.

[ Signature page immediately follows ]

LENDER:

REPUBLIC BANK & TRUST COMPANY, a Kentucky banking corporation

By:
Name:
Title:

BORROWER:

UNIFUND CCR, LLC,
an Ohio limited liability company

By:	/s/ Scott Walther
Name:	Scott Walther
Title:	Vice President